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                                                                      EXHIBIT 24
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                               POWER OF ATTORNEY
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     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints MICHAEL J. DeSANTIS his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Registration Statements or amendments (including post-effective amendments) thereto with respect to the registration under the Securities Act of 1933, as amended, of shares of Common Stock, $.10 par value, of Choice Hotels International, Inc. (the "Company") delivered pursuant to the Company's Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan and Non-Employee Director Stock Compensation Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 2nd day of September, 1998.



                                     /s/ Charles A. Ledsinger, Jr.
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                                    Charles A. Ledsinger, Jr.
                                    President, Chief Executive Officer
                                    and Director